EXHIBIT 5



                           JOINT FILING AGREEMENT

                  This JOINT FILING AGREEMENT, dated as of January 21, 2000, is made by and between Fortress Cap LLC, a Delaware limited liability company ("Fortress Cap") Fortress Registered Investment Trust, a Delaware business trust and the sole member of Fortress Cap LLC ("Fortress Trust"), Fortress Investment Fund LLC, a Delaware limited liability company ("Fortress Fund") and Fortress Principal Investment Holdings LLC ("FPIH"). Fortress Cap, Fortress Trust and Fortress Fund are collectively referred to herein as the "Parties" and each individually as a "Party." Pursuant to Rule 13d- 1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that the foregoing Amendment No.1 to Statement on Schedule 13D is filed on behalf of each such Party and that all subsequent amendments to the Statement on
Schedule 13D shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.


                  IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.


                         FORTRESS CAP LLC


                         By: /s/ Randal A. Nardone
                             --------------------------------------------------
                             Randal A. Nardone
                             as Secretary and Chief Operating Officer
                             of Fortress Registered Investment Trust,
                             sole member of Fortress Cap LLC


                         FORTRESS REGISTERED
                         INVESTMENT TRUST


                         By: /s/ Randal A. Nardone
                             ---------------------------------------------
                             Randal A. Nardone
                             as Secretary and Chief Operating Officer


                         FORTRESS INVESTMENT FUND LLC


                         By: /s/ Randal A. Nardone
                             ---------------------------------------------
                             Randal A. Nardone
                             as Secretary and Chief Operating Officer of
                             Fortress Fund MM, LLC, managing member
                             of Fortress Investment Fund, LLC


                        FORTRESS PRINCIPAL INVESTMENT HOLDINGS LLC


                        By:  /s/ Randal A. Nardone
                             --------------------------------------------
                             Randal A. Nardone
                             as Secretary